UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 18, 2009

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Avenue
Summit, NJ  07902-0080
(Address of principal executive offices)

908-273-5575
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

Director’s Agreement with Bruno Colle

On March 18, 2009, Prime Sun Power Inc. (the “Company”) entered into an agreement with Bruno Colle regarding his service as a director of the Company.  Mr. Colle will receive compensation in the amount of $24,000 per annum from the Company in respect of his services as director.

Director’s Agreement with Roberto Gerbo

On March 24, 2009, the Company entered into an agreement with Roberto Gerbo regarding his service as a director of the Company.  Mr. Gerbo will receive compensation in the amount of $24,000 per annum from the Company in respect of his services as director.

Item 5.02:	Appointment of Director

Appointment of Bruno Colle

Effective as of March 18, 2009, the Company’s Board of Directors (the “Board”) has appointed Bruno Colle as a director of the Company to fill a vacancy on the Board of Directors.  No decisions have been made yet regarding any committees of the Board on which Mr. Colle will serve.

Mr. Colle brings to the Board extensive experience with government and technology.  Mr. Colle served as the Mayor of the City of Segrate, Italy from May of 2000 until June of 2005.  Since September of 2006, he has served as Counselor to the Mayor of Milan, Italy for Research and Innovation.  He has served as a Member of the Regional Assembly for Lombardy, Italy since January of 2007.  He has also served as a member of the National Committee for the evaluation of projects on Energy Sources and Energy Efficiency for Italy’s Ministry of Economic Development since September of 2008.

The Company and Mr. Colle have entered into the director’s agreement described in Item 1.01 hereof which is incorporated herein by reference thereto.

Appointment of Roberto Gerbo

Effective as of March 24, 2009, the Board has appointed Roberto Gerbo as a director of the Company to fill a vacancy on the Board of Directors.  No decisions have been made yet regarding any committees of the Board on which Mr. Gerbo will serve.

Mr. Gerbo is a financial expert in the energy industry. He is the Energy and Environmental Manager of Intesa San Paolo, one of the largest banking groups in Europe. In this role he is responsible for the environmental sustainability of the group's policies, which also include the renewable energy sector. He is also a member of the Council of ABIENERGIA, a consortium within ABI (Associazione Bancaria Italian), which is a leading authority in the energy management activities of the Italian banking sector.  Mr. Gerbo holds a Master Degree in Civil Engineering and is an author of several technical and scientific papers on energy related matters.

The Company and Mr. Gerbo have entered into the director’s agreement described in Item 1.01 hereof which is incorporated herein by reference thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Barbara Salz
Name: Barbara Salz Title: Corporate Secretary

Date:    March 24, 2009